UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 21, 2013

CROSSTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Merger Agreement

On October 21, 2013, Crosstex Energy, Inc. (the “Corporation”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Devon Energy Corporation (“Sooners DE”), Devon Gas Services, L.P., a wholly-owned subsidiary of Devon (“Devon Gas Services”), Acacia Natural Gas Corp I, Inc., a wholly-owned subsidiary of Devon (“New Acacia”), New Public Rangers, L.L.C., a holding company newly formed by Devon (“New Public Rangers”), Rangers Merger Sub, Inc., a wholly-owned subsidiary of New Public Rangers (“Rangers Merger Sub”), and Boomer Merger Sub, Inc., a wholly-owned subsidiary of New Public Rangers (“Boomer Merger Sub”), pursuant to which Rangers Merger Sub will merge with and into the Corporation (the “Crosstex Merger”), and Boomer Merger Sub will merge with and into New Acacia (the “Devon Merger” and, together with the Crosstex Merger, the “Mergers”), with the Corporation and New Acacia surviving as wholly-owned subsidiaries of New Public Rangers.

At the effective time of the Mergers, New Acacia will own a 50% limited partner interest in Devon Midstream Holdings, L.P. (“Midstream Holdings”), which, together with its subsidiaries, will own Devon’s midstream assets in the Barnett Shale in North Texas, the Cana and Arkoma Woodford Shales in Oklahoma and Devon’s interest in Gulf Coast Fractionators in Mt. Belvieu, Texas.  New Public Rangers will be a publicly traded company, with its shares listed on an exchange to be mutually agreed upon by the parties.

At the effective time of the Crosstex Merger (the “Crosstex Effective Time”), each share of the Corporation’s common stock issued and outstanding immediately prior to the Crosstex Effective Time (other than shares owned by Devon or any of its wholly-owned subsidiaries, treasury shares and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive (i) a quotient of (x) $100,000,000 divided by (y) the number of shares of the Corporation’s common stock (the “Common Stock”) issued and outstanding immediately prior to the effective time of the Crosstex Merger and (ii) one common unit of New Public Rangers (“Common Units”).  The Common Units to be issued to the Corporation’s stockholders will be registered pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”).

At the effective time of the Devon Merger (the “Devon Effective Time”), the sole share of New Acacia common stock issued and outstanding immediately prior to the Devon Effective Time will be converted into the right to receive 115,495,669 Class B common units of New Public Rangers (“Class B Common Units”).  The Class B Common Units will be substantially similar in all respects to the Common Units, except that they will (i) not be entitled to distributions with respect to any fiscal quarter completed prior to the closing of the Mergers (in the event they are issued prior to the record date for distribution payments for such fiscal quarter) and (ii) only be entitled to a pro rated distribution for the fiscal quarter in which the closing of the Mergers occurs.  The issuance of the Class B Common Units to Devon Gas Services, as the sole stockholder of New Acacia, will be made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

The Merger Agreement contains customary representations and warranties, as well as various customary covenants and agreements, including covenants (i) that the Corporation will not solicit, initiate, knowingly facilitate or knowingly encourage, subject to certain exceptions, any alternative acquisition proposal, (ii) that the Corporation will cause a meeting of its stockholders to be held to consider the approval and adoption of the Merger Agreement and (iii) subject to exceptions described in the Merger Agreement, that the Board of Directors of the Corporation (the “Corporation Board”) will recommend to its stockholders that they vote in favor of the approval and adoption of the Merger Agreement.

The consummation of the transactions contemplated by the Merger Agreement, including the Mergers, is subject to the satisfaction of a number of conditions, including, but not limited to, (i) the adoption and approval of the Merger Agreement at a special meeting of the Corporation’s stockholders by at least 67% of the shares of the Corporation’s common stock issued and outstanding and entitled to vote on the adoption of the Merger Agreement, voting together as a single class; (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iii) the concurrent closing of the Contribution (as defined below).

The Merger Agreement provides certain termination rights for both the Corporation and Devon, including a right of the Corporation to terminate the Merger Agreement to enter into an agreement with respect to a superior proposal (as defined in the Merger Agreement).  The Corporation will be required to pay Devon a termination fee of $33 million (plus Devon’s expenses, not to exceed $5 million, if the termination is more than 45 days after the execution of the Merger Agreement) if the Merger Agreement is terminated (i) by the Corporation to enter into an agreement with respect to a superior proposal or (ii) by Devon in the event (a) of a change by the Corporation Board of its recommendation that the stockholders approve the Merger Agreement, (b) of a material breach by the Corporation of the nonsolicitation provisions or its obligations to solicit proxies and hold the special meeting of stockholders or (c) that the Corporation publicly announces or proposes to take any of the foregoing actions.  The Corporation will also be required to pay Devon a termination fee of $33 million (plus Devon’s expenses, not to exceed $5 million) in certain circumstances if the Corporation enters into an agreement with a third-party to sell 50% or more of its assets or equity interests within 12 months following the termination of the Merger Agreement.  The Merger Agreement will automatically terminate upon any termination of the Contribution Agreement (as defined below).

The Merger Agreement requires Devon and New Public Rangers at closing to enter into a first offer agreement (the “First Offer Agreement”) pursuant to which Devon would be obligated to offer New Public Rangers a right of first offer with respect to Devon’s 50% interest in the Access Pipeline transportation system (the “Access Interest”).

The Corporation directly or indirectly owns an approximate 15% limited partner interest in Crosstex Energy, L.P. (the “Partnership” and, together with the Corporation, “Crosstex”) and directly owns all of the issued and outstanding equity of Crosstex Energy GP, LLC, the general partner of the Partnership (the “General Partner”).  In addition, certain members of the Corporation Board and officers of the Corporation are also members of the Board of Directors of the General Partner (the “GP Board”) and/or officers of the General Partner.  To address the potential conflicts of interest that might exist in connection with the Merger Agreement and the Contribution Agreement (as defined below), a Special Committee of the Corporation Board reviewed the Merger Agreement and the transactions contemplated thereby and recommended that the Corporation Board approve the manner in which the terms and conditions of such transactions address and resolve the matters giving rise to potential conflicts of interest.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, Blackstone/GSO Capital (“GSO”), the Corporation’s largest stockholder, and each of the Corporation’s named executive officers, who collectively with GSO own approximately 19% of the Corporation’s outstanding shares of Common Stock, have entered into voting agreements (the “Voting Agreements”) with Devon, pursuant to which they have agreed, subject to the terms set forth therein, to vote the shares of the Common Stock that they hold in favor of the Merger Agreement and not to sell, transfer or gift any of their shares of the Common Stock prior to the consummation of the Mergers, except under limited circumstances.  The Voting Agreements expire at the earliest to occur of (i) the effective time of the Crosstex Merger, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) a change in recommendation of the Crosstex Merger by the Corporation Board in accordance with the Merger Agreement, (iv) such date and time as any amendment or change to the Merger Agreement is effected without the applicable stockholder’s consent that decreases the consideration to be received by the Crosstex stockholders in the Crosstex Merger (or, with respect to GSO, such date and time as any amendment or change to any of the transaction agreements is effected without GSO’s consent which amendment or change adversely affects GSO, including, without limitation, any amendment or change that decreases the merger consideration received in the Crosstex Merger) or (v) with respect to GSO, June 30, 2014.

The foregoing summary of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, the forms of which are attached as Exhibits 99.1 and 99.2 to this Current Report, and are each incorporated herein by reference.

Contribution Agreement

In connection with the Merger Agreement, on October 21, 2013, the Partnership and Crosstex Energy Services, L.P., a wholly-owned subsidiary of the Partnership (the “Acquirer”), entered into a Contribution Agreement (the “Contribution Agreement”) with Devon and certain of its wholly-owned subsidiaries, Devon Gas Corporation (“Devon Gas”), Devon Gas Services and Southwestern Gas Pipeline, Inc. (“Southwestern Gas Pipeline” and, together with Devon Gas Services, the “Contributors”), pursuant to which the Contributors will contribute (the

“Contribution”) to the Acquirer the remaining 50% limited partner interest in Midstream Holdings and all of the outstanding equity interests in Devon Midstream Holdings GP, L.L.C., the general partner of Midstream Holdings, in exchange for the issuance by the Partnership of 120,542,441 units representing a new class of limited partnership interests in the Partnership (the “Class B Units”).

The Class B Units will be established by an amendment to the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership and will be substantially similar in all respects to the common units representing limited partnership interests in the Partnership (the “Partnership Common Units”), except that they will (i) not be entitled to distributions with respect to any fiscal quarter completed prior to the Contribution Closing (in the event they are issued prior to the record date for distribution payments for such fiscal quarter) and (ii) only be entitled to a pro rated distribution for the fiscal quarter in which the Contribution Closing occurs.  The Class B Units will automatically convert into Partnership Common Units on a one-for-one basis on the first business day following the record date with respect to the quarter during which the Contribution Closing occurs.  The private placement of the Class B Units pursuant to the Contribution Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

The Contribution Agreement contains customary representations and warranties and covenants. The closing of the Contribution is subject to the satisfaction of a number of conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the HSR Act and (ii) the closing of the Mergers.

The Contribution Agreement also requires the Partnership, the Corporation and New Public Rangers to enter into a preferential rights agreement pursuant to which New Public Rangers and the Corporation would offer the Partnership a right of first refusal with respect to (i) the Corporation’s interest in E2, a service company, and (ii) the Access Interest, to the extent New Public Rangers in the future obtains such interest pursuant to the First Offer Agreement.  In addition, if New Public Rangers has the opportunity to exercise its right of first offer pursuant to the First Offer Agreement but determines not to exercise such right, it will be required to assign such right to the Partnership.

Due to the potential conflicts of interest that might exist in connection with the Merger Agreement and the Contribution Agreement, the Contribution Agreement and the transactions contemplated thereby were reviewed by the Conflicts Committee of the GP Board and were recommended by the Conflicts Committee to the GP Board for approval.

The description of the Contribution Agreement set forth above is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K dated as of the date hereof, which is incorporated herein by reference.

The foregoing summaries of the principal terms of the Merger Agreement, Contribution Agreement and Voting Agreements (collectively, the “Agreements”) have been included to provide security holders with information regarding their terms. It is not intended to provide any other factual information about the Corporation, the Partnership, Devon or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreements were made solely for purposes of the Agreements and as of specific dates, were solely for the benefit of the parties to the Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  In addition, such representations, warranties and covenants (i) will not survive consummation of the Merger or the Contribution Closing, unless otherwise specified in the Agreements, and (ii) were made only as of the date of the Agreements or such other date as is specified in the Agreements.  Security holders are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Corporation, the Partnership, Devon or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the Corporation’s or the Partnership’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Corporation, Devon, their respective affiliates or their respective businesses, the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a Proxy Statement of the Corporation, as well as in the Forms 10-K, Forms 10-Q and other filings that the Corporation and Devon make with the SEC.

Important Additional Information

This communication contains information about the proposed merger involving a Devon entity and the Corporation. In connection with the proposed mergers, New Public Rangers will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a proxy statement/prospectus. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant documents filed or to be filed with the SEC. These documents (when they become available), and any other documents filed by Crosstex or Devon with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement/prospectus from the Corporation by contacting Investor Relations by mail at Attention: Investor Relations, 2501 Cedar Springs, Dallas, Texas 75201.

Participants in the Solicitation

Devon, Crosstex and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Corporation in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Corporation in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information regarding the Corporation’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.  Information regarding Devon’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION

2.1	—

Agreement and Plan of Merger, dated as of October 21, 2013, by and among Devon Energy Corporation, Devon Gas Services, L.P., Acacia Natural Gas Corp I, Inc., Crosstex Energy, Inc., New Public Rangers, L.L.C., Boomer Merger Sub, Inc. and Rangers Merger Sub, Inc.

99.1	—	Blackstone/GSO Capital Voting Agreement, dated October 21, 2013.
99.2	—	Form of Officer Voting Agreement, dated October 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: October 21, 2013	By:	/s/ Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

2.1	—

Agreement and Plan of Merger, dated as of October 21, 2013, by and among Devon Energy Corporation, Devon Gas Services, L.P., Acacia Natural Gas Corp I, Inc., Crosstex Energy, Inc., New Public Rangers, L.L.C., Boomer Merger Sub, Inc. and Rangers Merger Sub, Inc.

99.1	—	Blackstone/GSO Capital Voting Agreement, dated October 21, 2013.
99.2	—	Form of Officer Voting Agreement, dated October 21, 2013.